Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Second Quarter 2017

DALLAS — (BUSINESS WIRE) July 27, 2017 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the second quarter of 2017. Hilltop produced income of $62.5 million, or $0.63 per diluted share, for the second quarter of 2017, compared to $31.1 million, or $0.32 per diluted share, for the second quarter of 2016.  Hilltop’s annualized return on average assets and return on average equity for the second quarter of 2017 were 1.94% and 13.24%, respectively, compared to 1.05% and 7.07%, respectively, for the second quarter of 2016.

Hilltop’s results during the three and six months ended June 30, 2017 included non-recurring items related to the Bank’s recording of an insurance receivable and related increase to other noninterest income of $15.0 million from coverage provided by an insurance policy for forgery related to a single, large loan previously charged-off by the Bank during the second quarter of 2016 and the recognition within corporate of a pre-tax net increase to other noninterest income of $11.6 million (or $14.3 million after income tax benefit of $2.6 million) related to the resolution of the appraisal proceedings from the SWS Merger. The resolution of this matter resulted in 1,856,638 shares of HTH common stock, which had been held in escrow during the pendency of the proceeding, being returned to the Company’s pool of authorized but unissued shares of common stock.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.06 per common share, payable on August 31, 2017, to all common stockholders of record as of the close of business on August 15, 2017. Additionally, pursuant to the stock repurchase program reauthorized by the Hilltop Board of Directors in January 2017, Hilltop paid $8.8 million to repurchase 343,823 shares at an average price of $25.58 per share during the second quarter of 2017. These shares were returned to the pool of authorized but unissued shares of common stock.

Jeremy Ford, Co-CEO of Hilltop, said, “The second quarter 2017 results continued to demonstrate the benefit of our diversified business model with seasonal strength in the mortgage origination segment, offset by expected seasonal storm activity in the insurance segment. Our strong balance sheet and earnings enabled us to return $14.6 million of capital to shareholders during the quarter.”

Alan White, Co-CEO of Hilltop, added, “We continue to focus on improving the long-term fundamental drivers of our businesses. PlainsCapital Bank maintained a stable net interest margin and sound credit quality. PrimeLending grew home purchase origination volumes compared to the second quarter of 2016. HilltopSecurities achieved a pre-tax margin of 15.3% and provided $1.3 billion of core deposits to PlainsCapital Bank. Despite an active spring storm season, National Lloyds reported a modest improvement in its loss and LAE ratio.”

Second Quarter 2017 Highlights for Hilltop:

•	Hilltop’s total assets were $13.3 billion at June 30, 2017, compared to $12.3 billion at March 31, 2017;
•	Hilltop’s common equity increased by $4.1 million from March 31, 2017 to $1.9 billion at June 30, 2017;
•

Non-covered loans[1] held for investment, net of allowance for loan losses, increased by  5.8% to $6.1 billion and covered loans[1], net of allowance for loan losses, decreased by 12.3% to $205.9 million at June 30, 2017 from March 31, 2017;

•	Non-covered non-performing loans increased to $29.5 million, or 0.36% of total non-covered loans, at June 30, 2017, compared to $28.8 million, or 0.41% of total non-covered loans, at March 31, 2017;
•	Energy classified and criticized loans were $26.9 million at June 30, 2017, slightly up from $26.5 million at March 31, 2017;
•	Loans held for sale increased by 50.5% to $2.0 billion from March 31, 2017 to June 30, 2017;
•	Total deposits were $7.6 billion at June 30, 2017, compared to $7.3 billion at March 31, 2017;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 13.07% and a Common Equity Tier 1 Capital Ratio of 17.53% at June 30, 2017;

•	Hilltop’s net interest margin[3] increased to 4.04% for the second quarter of 2017, from 3.52% in the first quarter of 2017;
•	The provision for loan losses was $5.9 million during the second quarter of 2017, compared to $1.7 million in the first quarter of 2017;
•

For the second quarter of 2017, noninterest income was $344.7 million, compared to $346.0 million in the second quarter of 2016,  a 0.4%  decrease, and included significant non-recurring items related to the following:

o

During the second quarter of 2017, the recognition within corporate of a pre-tax net increase to other noninterest income of $11.6 million related to the resolution of the appraisal proceedings from  the SWS Merger;

o

During the second quarter of 2017, the Bank recorded an insurance receivable and related increase to other noninterest income of $15.0 million from coverage provided by an insurance policy for forgery related to a single, large loan of $24.5 million previously charged-off during the second quarter of 2016;

•	For the second quarter of 2017, noninterest expense was $366.3 million, compared to $367.4 million in the second quarter of 2016, a 0.3% decrease; and
•	National Lloyds Corporation paid off its $20.0 million insurance company note payable due March 2035.

1   “Covered loans” refer to loans acquired in the FNB Transaction that are subject to loss-share agreements with the FDIC, while all other loans are referred to as “non-covered loans.”

2   Based on the end of period Tier 1 capital divided by total average assets during  2017, excluding goodwill and intangible assets.

3   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's)	2017	2017	2016	2016	2016
Cash and due from banks	$405,938	$545,928	$669,357	$528,519	$583,984
Federal funds sold	388	24,404	21,407	40,419	29,677
Securities purchased under agreements to resell	125,188	113,228	89,430	138,284	149,474
Assets segregated for regulatory purposes	167,565	166,395	180,993	173,840	120,214
Securities:
Trading, at fair value	471,485	373,300	265,534	402,104	305,418
Available for sale, at fair value	763,206	755,546	598,007	563,720	517,784
Held to maturity, at amortized cost	359,847	337,357	351,831	365,934	354,443
	1,594,538	1,466,203	1,215,372	1,331,758	1,177,645
Loans held for sale	2,000,257	1,329,493	1,795,463	1,673,069	1,550,475
Non-covered loans, net of unearned income	6,118,211	5,783,853	5,843,499	5,674,655	5,472,446
Allowance for non-covered loan losses	(59,208)	(55,157)	(54,186)	(52,625)	(51,013)
Non-covered loans, net	6,059,003	5,728,696	5,789,313	5,622,030	5,421,433

Covered loans, net of allowance for covered loan losses	205,877	234,681	255,714	292,031	322,073
Broker-dealer and clearing organization receivables	1,552,525	1,574,031	1,497,741	1,340,617	2,257,480
Premises and equipment, net	183,994	184,091	190,361	190,645	189,511
FDIC indemnification asset	40,304	47,940	71,313	73,351	74,460
Covered other real estate owned	42,304	45,374	51,642	61,988	67,634
Other assets	618,368	583,554	613,453	657,805	832,344
Goodwill	251,808	251,808	251,808	251,808	251,808
Other intangible assets, net	40,516	42,601	44,695	47,112	49,690
Total assets	$13,288,573	$12,338,427	$12,738,062	$12,423,276	$13,077,902

Deposits:
Non-interest bearing	$2,251,208	$2,272,905	$2,199,483	$2,232,813	$2,280,108
Interest bearing	5,323,414	5,056,957	4,864,328	4,797,772	4,846,705
Total deposits	7,574,622	7,329,862	7,063,811	7,030,585	7,126,813
Broker-dealer and clearing organization payables	1,395,314	1,437,548	1,347,128	1,251,839	2,111,994
Short-term borrowings	1,515,069	753,777	1,417,289	1,265,022	1,012,862
Securities sold, not yet purchased, at fair value	149,869	144,193	153,889	164,633	178,235
Notes payable	300,283	324,701	317,912	313,313	319,636
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	393,351	392,025	496,501	481,504	464,904
Total liabilities	11,395,520	10,449,118	10,863,542	10,573,908	11,281,456

Common stock	963	984	985	985	985
Additional paid-in capital	1,529,903	1,570,329	1,572,877	1,570,025	1,568,053
Accumulated other comprehensive income	2,112	897	485	8,039	8,782
Retained earnings	356,564	313,197	295,568	266,048	214,116
Deferred compensation employee stock trust, net	845	893	903	900	938
Employee stock trust	(248)	(300)	(309)	(309)	(347)
Total Hilltop stockholders' equity	1,890,139	1,886,000	1,870,509	1,845,688	1,792,527
Noncontrolling interests	2,914	3,309	4,011	3,680	3,919
Total stockholders' equity	1,893,053	1,889,309	1,874,520	1,849,368	1,796,446
Total liabilities & stockholders' equity	$13,288,573	$12,338,427	$12,738,062	$12,423,276	$13,077,902

	Three Months Ended
Consolidated Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's, except per share data)	2017	2017	2016	2016	2016
Interest income:
Loans, including fees	$113,793	$89,991	$102,046	$97,590	$98,468
Securities borrowed	9,597	8,053	6,566	9,037	6,326
Securities:
Taxable	9,539	7,027	7,097	5,935	6,834
Tax-exempt	1,375	1,244	1,530	1,518	1,537
Other	2,002	1,926	1,096	1,183	1,037
Total interest income	136,306	108,241	118,335	115,263	114,202

Interest expense:
Deposits	5,464	4,690	3,971	3,996	4,037
Securities loaned	7,481	6,340	4,653	6,954	4,916
Short-term borrowings	3,648	1,418	1,829	1,497	1,392
Notes payable	2,826	2,814	2,856	2,793	2,618
Junior subordinated debentures	744	711	703	673	655
Other	167	168	199	180	187
Total interest expense	20,330	16,141	14,211	16,093	13,805

Net interest income	115,976	92,100	104,124	99,170	100,397
Provision for loan losses	5,853	1,705	4,347	3,990	28,876
Net interest income after provision for loan losses	110,123	90,395	99,777	95,180	71,521

Noninterest income:
Net realized gains (losses) on securities	14	—	—	—	(46)
Net gains from sale of loans and other mortgage production income	153,688	124,150	137,270	175,412	167,012
Mortgage loan origination fees	25,976	19,556	24,850	26,807	25,797
Securities commissions and fees	37,804	39,057	39,425	39,722	40,442
Investment and securities advisory fees and commissions	25,537	22,202	31,690	31,129	29,354
Net insurance premiums earned	36,020	36,140	38,344	38,747	38,721
Other	65,653	30,334	37,548	42,641	44,725
Total noninterest income	344,692	271,439	309,127	354,458	346,005

Noninterest expense:
Employees' compensation and benefits	214,413	186,559	208,760	225,194	217,398
Occupancy and equipment, net	27,919	27,293	27,154	27,460	26,971
Loss and loss adjustment expenses	33,184	21,700	14,018	16,055	37,211
Policy acquisition and other underwriting expenses	11,251	11,229	10,757	11,064	11,316
Other	79,484	73,711	95,095	84,360	74,469
Total noninterest expense	366,251	320,492	355,784	364,133	367,365

Income before income taxes	88,564	41,342	53,120	85,505	50,161
Income tax expense	25,754	15,035	17,582	33,017	18,439
Net income	62,810	26,307	35,538	52,488	31,722
Less: Net income (loss) attributable to noncontrolling interest	334	(127)	217	556	648
Income attributable to Hilltop	$62,476	$26,434	$35,321	$51,932	$31,074

Earnings per common share:
Basic	$0.64	$0.27	$0.36	$0.53	$0.32
Diluted	$0.63	$0.27	$0.36	$0.53	$0.32

Cash dividends declared per common share	$0.06	$0.06	$0.06	$—	$—

Weighted average shares outstanding:
Basic	98,154	98,441	98,514	98,490	98,457
Diluted	98,414	98,757	98,810	98,625	98,586

	Three Months Ended June 30, 2017
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$102,191	$10,349	$996	$602	$(2,288)	$4,126	$115,976
Provision for loan losses	5,405	448	—	—	—	—	5,853
Noninterest income	25,499	92,810	179,637	38,413	12,608	(4,275)	344,692
Noninterest expense	62,511	86,901	161,369	49,416	6,298	(244)	366,251
Income (loss) before income taxes	$59,774	$15,810	$19,264	$(10,401)	$4,022	$95	$88,564

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Financial Data	2017	2017	2016	2016	2016

Hilltop Consolidated:
Return on average stockholders' equity	13.24%	5.73%	7.56%	11.41%	7.07%
Return on average assets	1.94%	0.88%	1.13%	1.69%	1.05%
Net interest margin (1)	4.04%	3.52%	3.80%	3.65%	3.77%
Net interest margin (taxable equivalent) (2):
As reported	4.05%	3.54%	3.82%	3.67%	3.80%
Impact of purchase accounting	82 bps	49 bps	71 bps	64 bps	72 bps
Book value per common share ($)	19.62	19.17	18.98	18.73	18.20
Shares outstanding, end of period (000's)	96,333	98,407	98,544	98,541	98,498
Dividend payout ratio (3)	9.43%	22.30%	16.71%	0.00%	0.00%

Banking Segment:
Net interest margin (1)	4.80%	4.21%	4.57%	4.50%	4.85%
Net interest margin (taxable equivalent) (2):
As reported	4.81%	4.23%	4.59%	4.53%	4.87%
Impact of purchase accounting	112 bps	67 bps	96 bps	90 bps	104 bps
Accretion of discount on loans ($000's)	23,164	12,098	17,926	15,969	17,344
Non-covered net charge-offs (recoveries) ($000's)	842	238	3,083	3,107	26,130
Return on average assets	1.63%	0.94%	1.09%	1.09%	0.66%
Fee income ratio	19.97%	13.13%	12.57%	12.31%	12.67%
Efficiency ratio	48.96%	64.36%	59.00%	59.59%	52.32%
Employees' compensation and benefits ($000's)	31,790	31,512	32,350	31,167	30,847

Broker-Dealer Segment:
Employees' compensation and benefits ($000's)	62,840	57,240	62,929	68,051	63,976
Variable compensation expense ($000's)	36,556	30,808	37,984	42,446	38,750
Compensation as a % of net revenue	60.9%	62.9%	58.6%	61.1%	58.0%
Pre-tax margin	15.33%	10.45%	-0.02%	15.65%	16.58%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,502,128	2,269,138	2,772,316	3,191,851	3,261,386
Refinancings	555,956	555,193	1,115,764	1,300,702	889,078
Total mortgage loan originations - volume	4,058,084	2,824,331	3,888,080	4,492,553	4,150,464
Mortgage loan sales - volume ($000's)	3,385,260	3,275,167	3,723,751	4,349,794	3,964,190
Mortgage servicing rights asset ($000's) (4)	43,580	45,573	61,968	43,751	33,491
Employees' compensation and benefits ($000's)	115,189	89,958	106,894	120,548	117,537
Variable compensation expense ($000's)	71,877	46,906	64,809	75,271	74,604

Insurance Segment:
Loss and LAE ratio	92.1%	60.0%	36.6%	41.4%	96.1%
Expense ratio	39.7%	38.4%	33.2%	33.6%	33.9%
Combined ratio	131.8%	98.4%	69.8%	75.0%	130.0%
Employees' compensation and benefits ($000's)	2,786	2,780	2,262	2,401	2,304

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on a 35% federal income tax rate. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop Consolidated were $0.5 million, $0.5 million, $0.6 million, $0.5 million, and $0.6 million, respectively, and for the Banking Segment were $0.4 million, $0.4 million, $0.4 million, $0.4 million, and $0.5 million, respectively.

(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios	2017	2017	2016	2016	2016
Tier 1 capital (to average assets):
PlainsCapital	12.11%	13.09%	12.35%	12.65%	12.72%
Hilltop	13.07%	13.98%	13.51%	13.41%	13.18%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.95%	15.50%	14.64%	15.15%	14.71%
Hilltop	17.53%	19.03%	18.30%	17.80%	16.67%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.95%	15.50%	14.64%	15.15%	14.77%
Hilltop	18.07%	19.62%	18.87%	18.37%	17.26%
Total capital (to risk-weighted assets):
PlainsCapital	14.72%	16.30%	15.38%	15.90%	15.51%
Hilltop	18.57%	20.12%	19.34%	18.82%	17.69%

	June 30,	March 31,	December 31,	September 30,	June 30,
Non-Covered Non-Performing Loans Portfolio Data	2017	2017	2016	2016	2016

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	13,818	13,490	9,515	19,651	18,412
Real estate	14,877	14,437	13,932	4,817	4,777
Construction and land development	632	661	755	703	139
Consumer	208	223	244	50	61
Broker-dealer	—	—	—	—	—
	29,535	28,811	24,446	25,221	23,389

Non-covered non-performing loans as a % of total non-covered loans	0.36%	0.41%	0.32%	0.34%	0.33%

Non-covered other real estate owned ($000's)	4,591	4,556	4,507	3,063	2,656

Other repossessed assets ($000's)	723	681	1,117	1,654	—

Non-covered non-performing assets ($000's)	34,849	34,048	30,070	29,938	26,045

Non-covered non-performing assets as a % of total assets	0.26%	0.28%	0.24%	0.24%	0.20%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	48,757	42,767	47,486	41,824	50,032

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,170	1,180	1,196	1,216	1,235

	June 30,	March 31,	December 31,	September 30,	June 30,
PlainsCapital Bank - Energy Exposure	2017	2017	2016	2016	2016

Select Energy Statistics
Outstanding energy loan balance ($MM)	158.2	149.1	166.5	168.8	223.6
Energy unfunded commitments ($MM)	121.9	130.4	121.4	120.7	88.5
Energy loans as a % of total loans	2.7%	2.7%	3.0%	3.1%	4.2%
Classified and criticized energy loans ($MM):
Criticized energy loans	0.0	0.0	0.0	1.8	12.7
Performing classified energy loans	23.6	22.5	23.5	24.2	22.1
Non-performing classified energy loans	3.3	4.0	5.2	13.4	6.7
	26.9	26.5	28.7	39.4	41.5

Unimpaired energy reserves ($MM)	11.3	10.6	10.6	10.0	9.8
Energy reserves as a % of energy loans	7.1%	7.1%	6.5%	6.7%	4.7%
Energy NCOs ($MM)	0.0	0.0	1.5	1.0	0.4

Energy Portfolio Breakdown
Exploration and production	14%	13%	11%	13%	10%
Services:
Field services	22%	24%	22%	26%	22%
Pipeline construction	22%	22%	21%	21%	15%
	44%	46%	43%	47%	37%
Midstream:
Distribution	16%	18%	30%	21%	38%
Transportation	9%	10%	9%	11%	9%
	25%	28%	39%	32%	47%
Other:
Wholesalers	1%	1%	1%	1%	1%
Equipment rentals	0%	0%	0%	0%	0%
Equipment wholesalers	16%	12%	6%	7%	5%
Total	100%	100%	100%	100%	100%

	Three Months Ended June 30,
	2017			2016
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans, gross (1)	$7,794,300	$113,794	5.81%	$7,038,518	$98,468	5.56%
Investment securities - taxable	1,399,402	9,516	2.72%	1,080,097	6,813	2.53%
Investment securities - non-taxable (2)	232,340	1,903	3.28%	291,288	2,166	2.98%
Federal funds sold and securities purchased under agreements to resell	147,179	27	0.07%	144,820	36	0.10%
Interest-bearing deposits in other financial institutions	381,100	885	0.93%	388,520	484	0.50%
Securities borrowed	1,512,222	9,597	2.51%	1,702,286	6,327	1.49%
Other	81,230	1,113	5.49%	58,081	537	3.72%
Interest-earning assets, gross (2)	11,547,773	136,835	4.72%	10,703,610	114,831	4.27%
Allowance for loan losses	(57,976)			(51,247)
Interest-earning assets, net	11,489,797			10,652,363
Noninterest-earning assets	1,529,020			1,523,095
Total assets	$13,018,817			$12,175,458

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,140,116	$5,464	0.43%	$4,821,695	$4,037	0.34%
Securities loaned	1,388,897	7,481	2.16%	1,626,021	4,916	1.22%
Notes payable and other borrowings	1,708,241	7,386	1.72%	1,096,007	4,852	1.78%
Total interest-bearing liabilities	8,237,254	20,331	0.99%	7,543,723	13,805	0.73%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,273,533			2,203,065
Other liabilities	612,712			657,435
Total liabilities	11,123,499			10,404,223
Stockholders’ equity	1,893,052			1,768,717
Noncontrolling interest	2,266			2,518
Total liabilities and stockholders' equity	$13,018,817			$12,175,458

Net interest income (2)		$116,504			$101,026
Net interest spread (2)			3.73%			3.53%
Net interest margin (2)			4.05%			3.80%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on a 35% federal income tax rate. The adjustment to interest income was $0.5 million and $0.6  million for the  three months ended June 30, 2017 and 2016, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  July 28, 2017. Hilltop Co-CEOs Jeremy B. Ford and Alan B. White and other key management members will review second quarter 2017 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At June 30, 2017, Hilltop employed approximately 5,500 people and operated approximately 465 locations in 44 states. Hilltop Holdings' common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. For a discussion of certain factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.